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Exhibit 5.1
Opinion of Haynes and Boone, LLP

February 24, 2005

KMG Chemicals, Inc.
10611 Harwin Drive, Suite 402
Houston, Texas

Gentlemen:

        We have acted as counsel to KMG Chemicals, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") which relates to the registration of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Company's 2004 Long-Term Incentive Plan (the "Plan").

        In connection therewith, we have examined (i) the Restated and Amended Articles of Incorporation, as amended, and the Bylaws of the Company; (ii) the Plan; and (iii) such other documents, corporate records, certificates and other instruments as we have deemed necessary for the expression of the opinions contained herein.

        In making the foregoing examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. Furthermore, we have assumed that prices paid for Common Stock will equal or exceed the par value per share of the Common Stock. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Restated and Amended Articles of Incorporation, Bylaws, Plan, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

        Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the 375,000 shares of Common Stock covered by the Registration Statement, which may be issued from time to time pursuant to the purchase of Common Stock in accordance with the terms of the Plan, have been duly authorized for issuance by the Company, and, when so issued in accordance with the respective terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                                                                                          Very truly yours,

                                                                                                                          /s/ Haynes and Boone, LLP

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Exhibit 5.1 Opinion of Haynes and Boone, LLP